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                                                                      Exhibit 4

                     AGREEMENT AND PLAN OF REORGANIZATION

  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 30th day of December, 1999, by and between Smith Barney Managed Municipals Fund Inc., a Maryland corporation with its principal place of business at 388 Greenwich Street, New York, New York 10013 (the "Acquiring Fund"), and Greenwich Street Municipal Fund Inc. , a Maryland corporation, with its principal place of business at 388 Greenwich Street, New York, New York 10013 (the "Acquired Fund").

  This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all or substantially all of the assets of the Acquired Fund in exchange for Class A shares of common stock of the Acquiring Fund (collectively, the "Acquiring Fund Shares" and each, an "Acquiring Fund Share") and the assumption by the Acquiring Fund of scheduled liabilities of the Acquired Fund and the distribution, after the Closing Date herein referred to, of Acquiring Fund Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund and termination of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

  WHEREAS, the Acquiring Fund and the Acquired Fund are registered investment companies of the management type and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

  WHEREAS, the Acquiring Fund is authorized to issue shares of common stock;

  WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all or substantially all of the assets and scheduled liabilities of the Acquired Fund for Acquiring Fund Shares and the assumption of such liabilities by the Acquiring Fund is in the best interests of the Acquired Fund's shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;

  WHEREAS, the Board of Directors of the Acquiring Fund has determined that the exchange of all or substantially all the assets and scheduled liabilities of the Acquired Fund for Acquiring Fund Shares and the assumption of such liabilities by the Acquiring Fund is in the best interests of the Acquiring Fund's shareholders

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and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction.

  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND ASSUMPTION OF SCHEDULED LIABILITIES OF THE ACQUIRED FUND AND LIQUIDATION AND DISSOLUTION OF THE ACQUIRED FUND

  1.1. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer the Acquired Fund's assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of Class A Acquiring Fund Shares, including fractional Class A Acquiring Fund Shares, determined by dividing the value of the Acquired Fund's net assets attributable to its shares, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Class A Acquiring Fund Share, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume scheduled liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph
3.1 (the "Closing").

  1.2. (a) The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all or substantially all property, including, without limitation, all cash, securities and dividends or interest receivables which are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the closing date provided in paragraph 3.1 (the "Closing Date").

     (b) The Acquired Fund has provided the Acquiring Fund with a list of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any securities but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest. The Acquiring Fund will, within a reasonable time prior to the Closing Date, furnish the Acquired Fund with a statement of the Acquiring Fund's investment objectives, policies and restrictions and a list of the securities, if any, on the Acquired Fund's list referred to in the first sentence of this paragraph which do not conform to the Acquiring Fund's investment objectives, policies and restrictions. In the event that the Acquired Fund holds any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date. In addition, if it is determined that the portfolios of the Acquired Fund and the

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Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

  1.3. The Acquired Fund will endeavor to discharge all the Acquired Fund's known liabilities and obligations prior to the Closing Date. The Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves reflected on an unaudited Statement of Assets and Liabilities of the Acquired Fund prepared by SSB Citi Fund Management LLC (the "Manager"), as adviser of the Acquired Fund, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall assume only those liabilities of the Acquired Fund reflected in that unaudited Statement of Assets and Liabilities and shall not assume any other liabilities, whether absolute or contingent, not reflected thereon.

  1.4. As provided in paragraph 3.3, either on or as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close of business on the Closing Date (the "Acquired Fund Shareholders"), the Acquiring Fund Shares it receives pursuant to paragraph 1.1. Shareholders of the Acquired Fund shall receive Class A shares of the Acquiring Fund. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund, although any outstanding share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with paragraph 1.1. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

  1.5. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund's current prospectus and statement of additional information.

  1.6. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

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  1.7.  Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and such later dates on which the Acquired Fund is terminated.

  1.8. The Acquired Fund shall, following the Closing Date and the making of all distributions pursuant to paragraph 1.4, be dissolved under the laws of the State of Maryland and in accordance with its governing documents.

2. VALUATION

  2.1. The value of the Acquired Fund's assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquiring Fund's then current prospectus or statement of additional information.

  2.2. The net asset value of Acquiring Fund Shares shall be the net asset value per share computed as of the close of regular trading on the NYSE on the Valuation Date, using the valuation procedures set forth in the Acquiring Fund's then current prospectus or statement of additional information.

  2.3. All computations of value shall be made by the Manager in accordance with its regular practice as pricing agent for the Acquired Fund and the Acquiring Fund, respectively.

3. CLOSING AND CLOSING DATE

  3.1. The Closing Date shall be February 18, 2000, or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be held as of 5:00 p.m. at the offices of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, or at such other time and/or place as the parties may agree.

  3.2. In the event that on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

  3.3. The Acquired Fund shall deliver at the Closing a list of the names and addresses of the Acquired Fund's Shareholders and the number and percentage

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ownership of outstanding shares owned by each such shareholder immediately prior to the Closing, certified on behalf of the Acquired Fund by the Chairman of the Board of the Acquired Fund. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

4. REPRESENTATIONS AND WARRANTIES

  4.1. The Acquired Fund represents and warrants to the Acquiring Fund as follows:

    (a) The Acquired Fund is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Maryland;

    (b) The Acquired Fund is a registered investment company classified as a management company of the closed-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;

    (c) The Acquired Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Articles of Incorporation or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound;

    (d) The Acquired Fund has no material contracts or other commitments (other than this Agreement) which will be terminated with liability to the Acquired Fund prior to the Closing Date;

    (e) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to the Acquired Fund's knowledge threatened against the Acquired Fund or any of the Acquired Fund's properties or assets (other than that previously disclosed to the other party to the Agreement) which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Fund's business or the ability of the Acquired Fund to consummate the transactions herein contemplated;

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    (f) The Statements of Assets and Liabilities of the Acquired Fund for
  each of the fiscal years in the four year period ended May 31, 1999, have been audited by
  KPMG LLP, independent auditors, and the Statement of Assets and Liabilities for the period June 24, 1994 (commencement of operations) to May 31, 1995 was audited by other auditors, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such dates, and there are no known contingent liabilities of the Acquired Fund as of such dates not disclosed therein;

    (g) The Acquired Fund will file its final federal and other tax returns for the period ending on the Closing Date in accordance with the Code. At the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law then to have been filed prior to the Closing Date shall have been filed, and all federal and other taxes shown as due on such returns shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

    (h) For the most recent fiscal year of its operation, the Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company;

    (i) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquired Fund, nor is there outstanding any security convertible into any shares of the Acquired Fund;

    (j) At the Closing Date, the Acquired Fund will have good and marketable title to its assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and full right, power and authority to sell, assign, transfer and deliver such assets hereunder and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act"), other than as disclosed to the Acquiring Fund;

    (k) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Acquired Fund's Board of Directors, and subject to the approval of the Acquired Fund's

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  shareholders, this Agreement, assuming due authorization, execution and delivery by the Acquiring Fund, will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

    (l) The information to be furnished by the Acquired Fund for use in no-action letters, applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto; and

    (m) The proxy statement of the Acquired Fund (the "Proxy Statement") to be included in the Registration Statement referred to in paragraph 5.7 (other than information therein that relates to the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

  4.2. The Acquiring Fund represents and warrants to the Acquired Fund as follows:

    (a) The Acquiring Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

    (b) The Acquiring Fund is a registered investment company classified as a management company of the open-end type and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

    (c) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

    (d) At the Closing Date, the Acquiring Fund will have good and marketable title to the Acquiring Fund's assets;

    (e) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Articles of Incorporation or By-laws or of any agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquiring Fund to which the Acquiring Fund is a party or by which it is bound;

    (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against the Acquiring Fund or any of the Acquiring Fund's properties or assets. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or ability to consummate the transactions contemplated herein;

    (g) The Statement of Assets and Liabilities of the Acquiring Fund for the fiscal years in the four year period ended February 28, 1999, have been audited by KPMG
  LLP, independent auditors, and for the year ended February 28, 1995, has been audited by other independent auditors, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of such dates, and there are no known contingent liabilities of the Acquiring Fund as of such dates not disclosed therein;

    (h) At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law then to have been filed by such date shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

    (i) For the most recent fiscal year of its operation, the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and the Acquiring Fund intends to do so in the future;

    (j) At the date hereof, all issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Fund, nor is there outstanding any security convertible into shares of the Acquiring Fund (other than Class B shares of the Acquiring Fund which, under certain circumstances, are convertible into Class A shares of the Acquiring Fund);

    (k) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Acquiring

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  Fund's Board of Directors, and this Agreement, assuming due authorization, execution and delivery by the Acquired Fund, constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

    (l) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof;

    (m) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for exemptive orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

    (n) The Proxy Statement to be included in the Registration Statement (only insofar as it relates to the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and

    (o) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue the Acquiring Fund's operations after the Closing Date.

5.  COVENANTS OF THE ACQUIRED FUND AND THE ACQUIRING FUND

  5.l. The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable, in each case payable either in cash or in additional shares.

  5.2. The Acquired Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

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  5.3. The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

  5.4. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.

  5.5. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund, each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

  5.6. As promptly as practicable, but in any case within sixty days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes which will be carried over to the Acquiring Fund as a result of Section 381 of the Code and which will be certified by the Chairman of the Board or President and the Treasurer of the Acquired Fund.

  5.7. The Acquired Fund will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement, referred to in paragraph 4.1(m), all to be included in a Registration Statement on Form N-14 of the Acquiring Fund (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934 (the " 1934 Act") and the 1940 Act in connection with the meeting of the Acquired Fund's shareholders to consider approval of this Agreement and the transactions contemplated herein.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

  The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all of the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, the following further conditions:

  6.1. All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

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  6.2. The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in its name by its Chairman of the Board, President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement; and

  6.3. The Acquired Fund shall have received on the Closing Date a favorable opinion from Willkie Farr & Gallagher, counsel to the Acquiring Fund, dated as of the Closing Date, in a form reasonably satisfactory to Christina T. Sydor, Esq., Secretary of the Acquired Fund, covering the following points:

  That (a) the Acquiring Fund is a corporation duly organized and validly existing under the laws of the State of Maryland; (b) the Acquiring Fund is an open-end management investment company registered under the 1940 Act; (c) this Agreement, the Reorganization provided for hereunder and the execution of this Agreement have been duly authorized and approved by all requisite action of the Acquiring Fund, and this Agreement has been duly executed and delivered by the Acquiring Fund and, assuming due authorization by the Acquired Fund, is a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms against the assets of the Acquiring Fund, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (d) the Acquiring Fund Shares to be issued to the Acquired Fund for distribution to its shareholders pursuant to this Agreement have been, to the extent of the number of Acquiring Fund Shares of the particular class authorized to be issued by the Acquiring Fund in its Articles of Incorporation and then unissued, duly authorized and, subject to the receipt by the Acquiring Fund of consideration equal to the respective net asset values thereof (but in no event less than the par value thereof), such Acquiring Fund Shares, when issued in accordance with this Agreement, will be validly issued and fully paid and non-assessable.

  Such opinion may state that it is solely for the benefit of the Acquired Fund, its Directors and its officers. Such counsel may rely, as to matters governed by the laws of the State of Maryland, on an opinion of Maryland counsel.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

  The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

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  7.1. All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

  7.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Fund;

  7.3. The Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its Chairman of the Board, President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement; and

  7.4. The Acquiring Fund shall have received on the Closing Date a favorable opinion of Willkie Farr & Gallagher, counsel to the Acquired Fund, in a form satisfactory to Christina T. Sydor, Esq., Secretary of the Acquiring Fund, covering the following points:

  That (a) the Acquired Fund is a corporation duly organized and validly existing under the laws of the State of Maryland; (b) the Acquired Fund is a closed-end management investment company registered under the 1940 Act; and (c) this Agreement, the Reorganization provided for hereunder and the execution of this Agreement have been duly authorized and approved by all requisite action of the Acquired Fund, and this Agreement has been duly executed and delivered by the Acquired Fund and, assuming due authorization, execution and delivery by the Acquiring Fund, is a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms against the assets of the Acquired Fund, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  Such opinion may state that it is solely for the benefit of the Acquiring Fund, its Directors and its officers. Such counsel may rely, as to matters governed by the laws of the State of Maryland, on an opinion of Maryland counsel.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND AND THE ACQUIRING FUND

  If any of the conditions set forth below do not exist on or before the Closing
Date with respect to the Acquiring Fund or the Acquired Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

  8.1. This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of its Articles of Incorporation and By-laws and certified copies of the votes evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1;

  8.2. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

  8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) (and including the filing of Articles of Transfer with the Maryland State Department of Assessment and Taxation) deemed necessary by the Acquiring Fund or the Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions;

  8.4. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

  8.5. The Acquired Fund shall have declared and paid a dividend or dividends on the outstanding shares of the Acquired Fund which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Acquired Fund all of the investment company taxable income of the Acquired Fund for all taxable years ending on or prior to the Closing Date. The dividend declared and paid by the Acquired Fund shall also include all of such fund's net capital gain realized in all taxable years ending on or prior to the Closing Date (after reduction for any capital loss carry forward);

  8.6. The parties shall have received a favorable opinion of Willkie Farr & Gallagher, addressed to the Acquiring Fund and the Acquired Fund and satisfactory to Christina T. Sydor, Esq., as Secretary of each of the Funds, substantially to the effect that for federal income tax purposes:

    (a) the transfer of all or substantially all of the Acquired Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of scheduled liabilities of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code, and the Acquiring Fund and the Acquired Fund are each a "party to a reorganization" within the meaning of Section 368(b) of the Code; (b) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of scheduled liabilities of the Acquired Fund; (c) no gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of scheduled liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund's shareholders; (d) no gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of their Acquired Fund shares for the Acquiring Fund Shares; (e) the aggregate tax basis for Acquiring Fund Shares received by each of the Acquired Fund's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of Acquiring Fund Shares to be received by each Acquired Fund shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided that the Acquired Fund shares were held as capital assets on the date of the Reorganization); and (f) the tax basis to the Acquiring Fund of the Acquired Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

  Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.6.

9. BROKERAGE FEES AND EXPENSES

  9.1. The Acquiring Fund represents and warrants to the Acquired Fund, and the Acquired Fund represents and warrants to the Acquiring Fund, that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

  9.2. (a) Except as may be otherwise provided herein, Salomon Smith Barney Inc., shall be liable for the expenses incurred in connection with entering into and carrying out the provisions of this Agreement, including the expenses of: (i) counsel and independent accountants associated with the Reorganization; (ii) printing and mailing the Prospectus/Proxy Statement and soliciting proxies in connection with the meeting of shareholders of the Acquired Fund referred to in paragraph 5.2 hereof, (iii) any special pricing fees associated with the valuation of the Acquired Fund's or the Acquiring Fund's portfolio on the Closing Date; (iv) expenses associated with preparing this Agreement and preparing and filing the Registration Statement under the 1933 Act covering the Acquiring Fund Shares to be issued in the Reorganization; (v) registration or qualification fees and expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with the Reorganization. The Acquired Fund shall be liable for: (x) all fees and expenses related to the liquidation and termination of the Acquired Fund; and (y) fees and expenses of the Acquired Fund's custodian and transfer agent incurred in connection with the Reorganization. The Acquiring Fund shall be liable for any fees and expenses of the Acquiring Fund's custodian and transfer agent incurred in connection with the Reorganization.

  (b) Consistent with the provisions of paragraph 1.3, the Acquired Fund, prior to the Closing, shall pay for or include in the unaudited Statement of Assets and Liabilities prepared pursuant to paragraph 1.3 all of its known and reasonably estimated expenses associated with the transactions contemplated by this Agreement.

10. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

  10.1. The parties hereto agree that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

  10.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11. TERMINATION

  11.1. This Agreement may be terminated at any time prior to the Closing Date by: (i) the mutual agreement of the Acquired Fund and the Acquiring Fund;

(ii) the Acquired Fund in the event that the Acquiring Fund shall, or the Acquiring Fund in the event that the Acquired Fund shall, materially breach any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or (iii) the Acquired Fund or by the Acquiring Fund, if a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

  11.2. In the event of any such termination, there shall be no liability for damages on the part of either the Acquired Fund or the Acquiring Fund or their respective, Directors or officers to the other party, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in paragraph 9.

12. AMENDMENTS; WAIVERS

  12.1. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that following the meeting of the Acquired Fund shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund's shareholders under this Agreement to the detriment of such shareholders without their further approval.

  12.2. At any time prior to the Closing Date either party hereto may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions (other than those contained in paragraph 8.1 of this Agreement) made for its benefit contained herein.

13. NOTICES

  Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by hand delivery, fax, or certified mail addressed to Greenwich Street Municipal Fund Inc., 7 World Trade Center, 45th Floor, New York, New York 10048, Attention:
Heath B. McLendon; or to Smith Barney Managed Municipals Fund Inc., 7 World Trade Center, 45th Floor, New York, New York 10048, Attention: Heath B. McLendon.

14. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT: LIMITATION OF LIABILITY

  14.l. The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  14.2. This Agreement may be executed in any number of counterparts, each or which shall be deemed an original.

  14.3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  14.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, corporation or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

  14.5. It is expressly agreed that the obligations of the Acquired Fund shall not be binding upon any Directors, shareholders, nominees, officers, agents or employees personally, but bind only the property of the Acquired Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Acquired Fund and this Agreement has been executed by authorized officers of the Acquired Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquired Fund.

  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its Chairman of the Board, President or Vice President and attested by its Secretary or Assistant Secretary.

Attest:

                                             GREENWICH STREET
                                              MUNICIPAL FUND INC.

                                             By:
----------------------------------               ------------------------------
Name: Christina T. Sydor                         Name: Heath B. McLendon
Title:Secretary                                  Title: Chairman of the Board/
                                                        President

Attest:

                                             SMITH BARNEY MANAGED MUNICIPALS
                                               FUND INC.

                                             By:
----------------------------------               ------------------------------
Name: Christina T. Sydor                         Name: Heath B. McLendon
Title:Secretary                                  Title: Chairman of the Board/
                                                        President